UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 15, 2008

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1360

150 South Fifth Street

Minneapolis, MN  55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

Registrant’s Telephone Number, including Area Code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 15, 2008, MAIR Holdings, Inc. (the “Company”) received an equity distribution of $22 million from the bankruptcy liquidating trust for Mesaba Aviation, Inc. (“Mesaba”), the Company’s former subsidiary.  The equity distribution followed the payment by the trustee of all remaining amounts due for allowed unsecured claims, including $4.1 million paid to the Company in July 2008 for the remaining amount due on its unsecured claim.  The trustee is now in the process of paying interest on all unsecured claims.

The trustee for the liquidating trust has reserved funds to cover remaining expenses and to address minor claims that remain on appeal.  The trustee does not expect additional amounts to be paid out for these claims.  The Company expects that after all remaining expenses and appeals are resolved, the Company could receive an additional $3 million in equity distributions from the liquidating trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2008	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel